Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of the 23rd day of June, 2017 (this “Second Amendment”), is entered into among Washington Gas Light Company, a Virginia corporation (the “Borrower”), the lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of April 3, 2012 (as amended by the First Amendment to Credit Agreement dated as of December 19, 2014, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this Second Amendment.
WHEREAS, on January 25, 2017, WGL Holdings, Inc., a Virginia corporation and the Borrower’s parent company (“Parent”), AltaGas Ltd., a Canadian corporation (“AltaGas”), and Wrangler Inc., a Virginia corporation and a wholly-owned subsidiary of AltaGas (“Merger Sub”) entered into an Agreement and Plan of Merger (“AltaGas-WGL Merger Agreement”). The AltaGas-WGL Merger Agreement provides for the merger of Merger Sub with and into Parent on the terms and subject to the conditions set forth in the AltaGas-WGL Merger Agreement (the “AltaGas-WGL Merger”), with Parent continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of AltaGas.
WHEREAS, the Borrower has requested from the Required Lenders their consent to the AltaGas-WGL Merger.
WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto have agreed to make certain other amendments to the Credit Agreement on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
“AltaGas” means AltaGas Ltd., a Canadian corporation.

“AltaGas-WGL Merger” means the merger of Merger Sub with and into the Parent on the terms and subject to the conditions set forth in the AltaGas-WGL Merger Agreement, with the Parent continuing as the surviving corporation and a wholly-owned, indirect subsidiary of AltaGas.
“AltaGas-WGL Merger Agreement” means the Agreement and Plan of Merger entered into as of January 25, 2017 among Parent, AltaGas, and Merger Sub, as may be amended or modified from time to time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Merger Sub” means Wrangler Inc., a Virginia corporation and an indirect wholly-owned subsidiary of AltaGas.
“Second Amendment” means the Second Amendment to Credit Agreement, dated as of June 23, 2017, among the Borrower, the Lenders party thereto, and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA

Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Amendments to Section 1.1 Consisting of Modifications to Existing Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:
“Change in Control” means (i) prior to the consummation of the AltaGas-WGL Merger (A) an event or series of events by which any “person” or “group” (as such terms in this definition are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as such terms used in this definition are defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all capital stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty percent (30%) of the capital stock of the Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Parent (B) a majority of the members of the board of directors (or other equivalent governing body) of the Parent shall not constitute Continuing Directors, or (C) the Parent has ceased to own 100% of the common stock of the Borrower and 99% of all issued and outstanding stock of the Borrower, and (ii) on and after the date of the consummation of the AltaGas-WGL Merger, (1) any circumstances in which a Person or combination of Persons acting jointly or in concert (within the meaning of the Securities Act (Alberta), as amended) acquires beneficial ownership of more than 50% of the capital stock of AltaGas entitled to vote in the election of members of the board of directors (or equivalent governing body) of AltaGas, (2) a majority of the members of the board of directors (or other equivalent governing body) of AltaGas shall not constitute Continuing Directors, (3) AltaGas shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent, or (4) Parent shall cease to own 100% of the common stock of the Borrower and 99% of all issued and outstanding stock of the Borrower.
“Continuing Directors” shall mean (i) prior to the consummation of the AltaGas-WGL Merger, the directors of the Parent on the Agreement Date and each other director of the Parent, if, in each case, such director’s nomination for election to the board of directors (or equivalent governing body) of the Parent is recommended or approved by at least 51% of the then Continuing Directors, and (ii) on and after the date of the consummation of the AltaGas-WGL Merger, the directors of AltaGas as of such date and each other director, if, in each case, such other director’s election or nomination to the board of directors of AltaGas is recommended or approved by at least 51% of the then Continuing Directors.

“Defaulting Lender” means, subject to Section 2.22.2 any Lender that (i) has failed to (x) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (y) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (iv) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under the Bankruptcy Code or under other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (v) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22.2) upon delivery of written notice of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by bonds, debentures, notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) Contingent Obligations in respect of any type of obligation described in any of the other clauses of this definition, (ix) obligations in respect letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (x) for all purposes other than Section 6.6, net obligations under any Hedge Agreements, (xi) obligations in respect of Sale and Leaseback Transactions and (xii) Off-Balance Sheet Liabilities. Permitted Commodity Hedging Obligations shall not constitute Indebtedness for purposes of this Agreement.
“Loan Documents” means this Agreement and any Notes issued pursuant to Section 2.11, the Fee Letters, the First Amendment, the Second Amendment and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.
“Material Adverse Effect” means any effect, resulting from any event or circumstance whatsoever, which will, or is reasonably likely to, have a material adverse effect on the financial condition, operations, assets, business, or properties of the Borrower and its Subsidiaries, taken as a whole, on the ability of the Borrower to perform its obligations under this Agreement, or on the validity or enforceability of this Agreement.
“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto.
1.3    Amendment to Section 1.1 Consisting of Deleted Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term “Operating Lease Obligations” in its entirety.
1.4    Amendment to Section 1.2. Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders prior to the closing of this Agreement; provided that if the Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Section 6.6 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 6.6 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything herein to the contrary, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (a) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on financial liabilities shall be disregarded, and (b) any lease that was or would have been classified as an Operating Lease pursuant to GAAP as of April 3, 2012 will be classified as an Operating Lease, regardless of any change in GAAP after April 3, 2012 that would reclassify such lease as a Capitalized Lease, and the effects of FASB ASC 840 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on any such Operating Leases shall be disregarded.
1.5    Amendment to Article V. Article V of the Credit Agreement is hereby amended by adding the following as new Section 5.14:
5.14    EEA Financial Institution. The Borrower is not an EEA Financial Institution.
1.6    Amendment to Section 5.2(b). Section 5.2(b) of the Credit Agreement is hereby amended by deleting the term “prospects or” in the second line thereof.
1.7    Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by replacing each use of the term “days” with “Business Days”.
1.8    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following as new Section 9.15:
9.15.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(1)    a reduction in full or in part or cancellation of any such liability;
(2)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
1.9    Amendment to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by adding “and is continuing” after “any Event of Default occurs” in the second and third lines thereof.
1.10    Amendment to Pricing Schedule. Schedule 1.1-A (Pricing Schedule) to the Credit Agreement is hereby amended in its entirety in the form attached hereto as Exhibit A.
ARTICLE II
LIMITED CONSENT
2.1    Subject to the satisfaction of the conditions set forth in Section 3.1 of this Second Amendment, the undersigned Lenders hereby each offer their limited consent to the AltaGas-WGL Merger until the earlier of the following (each, a “Consent Termination Event”): (i) unless the AtlasGas-WGL Merger has been consummated prior to such date, January 25, 2018, or if the Outside Date (as defined in the AltaGas-WGL Merger Agreement as of January 25, 2017) shall have been extended to a later date as provided in Section 7.1(b)(i) of the AltaGas-WGL Merger Agreement (as of January 25, 2017), such extended Outside Date; or (ii) the date the AltaGas-WGL Merger Agreement is validly terminated in accordance with its terms; or (iii) the AltaGas-WGL Merger Agreement is amended or modified or a consent is provided thereunder after the date hereof in any case in a manner that is materially adverse to the interests of the Lenders (as reasonably determined by the Lenders).
2.2    Upon the occurrence of any Consent Termination Event, the limited consent set forth in Section 2.1 hereof shall automatically terminate and be of no further force or effect, and all rights and remedies with respect to the matters set forth in Section 2.1 hereof of the Administrative Agent and the Lenders under the Credit Agreement and any other Loan Document shall, without any further action by any person, automatically be reinstated as if the limited consent set forth in Section 2.1 hereof had not become effective. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties.
ARTICLE III
CONDITIONS OF EFFECTIVENESS
3.1    The amendments set forth in Article I and the limited consent set forth in Article II shall become effective as of the date hereof (the “Amendment Effective Date”) only upon the satisfaction of all of the following conditions precedent:

(a)
The Administrative Agent shall have received (i) a counterpart signature page of this Second Amendment duly executed by the Borrower, and (ii) a counterpart signature page of this Second Amendment duly executed by such Lenders necessary to constitute the Required Lenders.

(b)
Copies of the articles or certificate of incorporation and the bylaws of the Borrower, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in the Borrower’s jurisdiction of incorporation.

(c)
The Administrative Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(d)
The Administrative Agent shall have received copies, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing this Second Amendment.

(e)	Evidence satisfactory to the Administrative Agent of any required Governmental Approvals or consents regarding this Second Amendment.

(f)	Borrower shall have paid all other fees and reasonable expenses of Wells Fargo Securities, the Administrative Agent and the Lenders required to be paid on or prior to the date hereof (including reasonable fees and expenses of counsel to the Administrative Agent) in connection with this Second Amendment.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:
4.1    The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Second Amendment, and the execution, delivery and performance of this Second Amendment, and the consummation of the transactions herein contemplated, by the Borrower have been duly authorized by all necessary corporate action on its part; and this Second Amendment has been duly and validly executed and delivered by the Borrower and the Credit Agreement, as amended by the Second Amendment, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
4.2    No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Second Amendment or the Credit Agreement as amended by the Second Amendment or the legality, validity or enforceability hereof or thereof, other than consents, authorizations and filings that have been made or obtained and that are in full force and effect.
4.3    The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
4.4    Both before and after giving effect to the transactions contemplated by this Second Amendment, there exists no Event of Default or Unmatured Default.
ARTICLE V
ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWER
5.1    The Borrower hereby confirms and agrees that after giving effect to this Second Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Borrower evidenced by or arising under the Credit Agreement and the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Second Amendment. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Second Amendment, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Second Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE VI
MISCELLANEOUS
6.1    Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
6.2    Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Second Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This Second Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Second Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
6.3    Severability. To the extent any provision of this Second Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any jurisdiction.
6.4    Successors and Assigns. This Second Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
6.5    Expenses. The Borrower agrees (i) to pay all reasonable and documented fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Second Amendment and the other Loan Documents delivered in connection herewith.
6.6    Construction. The headings of the various sections and subsections of this Second Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.7    Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of an originally executed counterpart of this Second Amendment. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
WASHINGTON GAS LIGHT COMPANY, as Borrower

By:	/s/ Anthony M. Nee

Name:	Anthony M. Nee

Title:	Vice President & Treasurer

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/ Patrick Engel

Name:	Patrick Engel

Title:	Director

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Paul Farrell

Name:	Paul Farrell

Title:	Managing Director

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

BRANCH BANKING AND TRUST COMPANY, as Issuing Bank and Lender

By:	/s/ John K. Perez

Name:	John K. Perez

Title:	Senior Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

TD BANK, N.A., as Lender

By:	/s/ Vijay Prasad

Name:	Vijay Prasad

Title:	Senior Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

ROYAL BANK OF CANADA, as Lender

By:	/s/ Eric Koppelson

Name:	Eric Koppelson

Title:	Authorized Signatory

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Holland H. Williams

Name:	Holland H. Williams

Title:	Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ Richard K. Fronapfel, Jr.

Name:	Richard K. Fronapfel, Jr.

Title:	Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT – WASHINGTON GAS LIGHT COMPANY

EXHIBIT A

Schedule1.1-A

PRICING SCHEDULE

Pricing Level	DEBT RATINGS FITCH/MOODY’S/ S&P	Applicable Margin - Libor Rate Loans	APPLICABLE MARGIN - ABR LOANS	Facility Fee Rate
I	≥ AA-/Aa3/AA-	0.690%	0.000%	0.060%
II	+	0.800%	0.000%	0.075%
III	A/A2/A	0.900%	0.000%	0.100%
IV	A-/A3/A-	1.000%	0.000%	0.125%
V	< BBB+/Baa1/BBB+	1.075%	0.075%	0.175%

The Applicable Margin and the applicable Facility Fee Rate shall be determined in accordance with the foregoing schedule based on the Borrower’s Level as determined from the then-current Moody’s Rating, S&P Rating and Fitch’s Rating. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.

If at any relevant time ratings are maintained by all of the Rating Agencies, and the Borrower’s ratings are all at different Levels, the Level of the intermediate rating will apply. If at any relevant time ratings are maintained by all of the Rating Agencies, and two of the ratings are at the same Level, such Level shall apply. If at any relevant time ratings are maintained by only two of the Rating Agencies, and the Borrower’s ratings are at two different Levels, the applicable Level shall be the higher Level, unless one of the two ratings is in a Level which is two or more Levels lower than the Level of the other rating, in which case the applicable Level shall be the Level which is immediately below the Level of the higher rating. If at any relevant time a rating is maintained by only one Rating Agency, the Level of that rating will apply. If at any time the Borrower has no Moody’s Rating, no S&P Rating and no Fitch’s Rating, Level V shall apply.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Rating Agency” means each of Fitch, Moody’s, and S&P.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.